Registration Statement No. 333-_____________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
             ------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
             ------------------------------------------------------

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)

           INDIANA                                            35-1544218
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                             200 East Jackson Street
                              Muncie, Indiana 47305
          (Address of Principal Executive Offices, including Zip Code)

                           FIRST MERCHANTS CORPORATION
                      1999 LONG-TERM EQUITY INCENTIVE PLAN
                            (Full title of the plan)
             ------------------------------------------------------

Larry R. Helms                                With a copy to:
Senior Vice President                                David R. Prechtel, Esq.
First Merchants Corporation                          Bingham McHale LLP
200 East Jackson Street                              2700 Market Tower
Muncie, Indiana 47305                                10 West Market Street
                                                     Indianapolis, Indiana 46204
 (Name and address of agent for service)             (317) 635-8900

                                  765-747-1530
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
Title of             Amount              Proposed                Proposed              Amount of
Securities to        to be           maximum offering        maximum aggregate       registration
Be registered     registered (1)     price per share (2)      offering price (2)          fee
----------------------------------------------------------------------------------------------------

Common Stock,
no par value      900,000 Shares           $25.48               $22,932,000            $1,856.00


 (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Furthermore, pursuant to Rule 416(a) of the Act, there are being registered such additional shares as may be issuable as a result of stock splits and stock dividends on, and similar capital changes to, the registered securities.

 (2)     The registration fee has been calculated pursuant to Rule 457(c) and
         (h) on the basis of the average of the high and low sales prices for First Merchants Corporation's common stock on December 17, 2003, as quoted on the NASDAQ National Market System ($25.48 per share).

   ---------------------------------------------------------------------------

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

The contents of the Registration Statement on Form S-8 (File No. 333-80117) filed on June 7, 1999 are incorporated herein by reference.

   ---------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

The following exhibits are being filed as part of this Registration Statement:

EXHIBIT NUMBER
ASSIGNED IN
REGULATION S-K                  EXHIBIT
ITEM 601. . . . . . . . . . .   NUMBER     DESCRIPTION OF EXHIBIT
-----------------------------   -------    ------------------------------------------

(5) . . . . . . . . . . . . .    5.01      Opinion of Bingham McHale LLP

(23)  . . . . . . . . . . . .   23.01      Consent of BKD, LLP, Independent Public
                                           Accountants
                                23.02      Consent of Bingham McHale LLP (included in
                                               Exhibit 5.01)

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Muncie, State of Indiana, on December 19, 2003.

                           FIRST MERCHANTS CORPORATION


                  By: /s/  Michael L. Cox
                      ---------------------------------------------------------
                      Michael L. Cox, President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 19, 2003, by the following persons in the capacities indicated:


Signature                        Capacity
                                 With Registrant

/s/  Michael L. Cox              President, Chief Executive Officer and Director
---------------------------
     Michael L. Cox              (Principal Executive Officer)

/s/  Mark K. Hardwick            Senior Vice President, Chief Financial Officer
---------------------------
     Mark K. Hardwick            (Principal Financial and Accounting Officer)

/s/  Stephan S. Anderson         Chairman of the Board and Director
---------------------------
     Stephan S. Anderson

/s/  Roger M. Arwood             Director
----------------------------
     Roger M. Arwood

/s/  James F. Ault               Director
----------------------------
     James F. Ault

/s/  Dennis A. Bieberich         Director
----------------------------
     Dennis A. Bieberich

                                 Director
----------------------------
     Richard A. Boehning

/s/  Frank A. Bracken            Director
----------------------------
     Frank A. Bracken

/s/  Blaine A. Brownell          Director
----------------------------
     Blaine A. Brownell

/s/  Thomas B. Clark             Director
----------------------------
     Thomas B. Clark

/s/  Barry J. Hudson             Director
----------------------------
     Barry J. Hudson

/s/  Robert T. Jeffares          Director
----------------------------
     Robert T. Jeffares

/s/  Norman M. Johnson           Director
---------------------------
     Norman M. Johnson

/s/  Thomas D. McAuliffe         Director
---------------------------
     Thomas D. McAuliffe

/s/  George A. Sissel            Director
----------------------------
     George A. Sissel

/s/  Robert M. Smitson           Director
---------------------------
     Robert M. Smitson

/s/  John E. Worthen             Director
----------------------------
     John E. Worthen


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Members of the Compensation and Human Resources Committee (i.e. the plan administrator) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Muncie, State of Indiana, on December 19, 2003.


                                            FIRST MERCHANTS CORPORATION
                                            1999 LONG-TERM EQUITY INCENTIVE PLAN


                                            By: /s/  Robert M. Smitson
                                                --------------------------------
                                                  Robert M. Smitson


                                            By: /s/  Frank A. Bracken
                                                --------------------------------
                                                  Frank A. Bracken


                                            By: /s/  Thomas B. Clark
                                                --------------------------------
                                                  Thomas B. Clark


                                            By: /s/  Norman M. Johnson
                                                --------------------------------
                                                  Norman M. Johnson


                                            By: /s/  Stefan S. Anderson
                                                --------------------------------
                                                  Stefan S. Anderson

                                  EXHIBIT INDEX

Exhibit No.

5.01                   Opinion of Bingham McHale LLP

23.01                  Consent of BKD, LLP, Independent Public Accountants

23.02                  Consent of Bingham McHale LLP (included in Exhibit 5.01)

EXHIBIT 5.01

December 19, 2003

Board of Directors
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305

Gentlemen:

         We have acted as counsel to First Merchants Corporation, an Indiana corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), 900,000 of the Company's authorized but unissued shares of common stock (the "Common Shares") issuable under the First Merchants Corporation 1999 Long-Term Equity Incentive Plan (the "Plan").

         In connection therewith, we have investigated those questions of law as we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for purposes of this opinion. We have also relied, without investigation as to the accuracy thereof, on oral and written communications from public officials and officers of the Company.

         For purposes of this opinion, we have assumed (i) the genuineness of all signatures of all parties other than the Company; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies;
(iii) that the Resolutions have not and will not be amended, altered or superseded prior to the issuance of the Common Shares; and (iv) that no changes will occur in the applicable law or the pertinent facts prior to the issuance of the Common Shares.

         Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Common Shares are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with and (b) the Common Shares have been delivered against payment therefor as contemplated by the Plan, the Common Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission relating thereto.

Very truly yours,



BINGHAM McHALE LLP

DRP/MLE/baa

                                  EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2003 which appears on page 18 of the 2002 Annual Report to Shareholders of First Merchants Corporation, which is incorporated by reference in First Merchants Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.


BKD, LLP
Indianapolis, Indiana
December 19, 2003